EXHIBIT 99.2

SS&C TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

       The following unaudited pro forma combined condensed financial statements give effect to the acquisition by SS&C Technologies, Inc. (the “Company”) of all of the outstanding stock of OMR Systems Corporation and OMR Systems International, Ltd. (collectively, “OMR”), subsidiaries of ADP Financial Information Services, Inc. The unaudited pro forma balance sheet is based on the individual balance sheets of the Company and OMR and has been prepared to reflect the acquisition by the Company of OMR as of March 31, 2004. The unaudited pro forma statements of operations are based on the individual statements of operations of the Company and OMR and combine the results of operations of the Company and of OMR for the year ended December 31, 2003 and the three months ended March 31, 2004 as if the acquisition occurred on January 1, 2003.

       These unaudited pro forma combined condensed financial statements reflect a preliminary allocation of the purchase price to the assets and liabilities acquired based on currently available information. The actual allocation of purchase price and the resulting effect on income from operations may differ from the pro forma amounts included herein.

       These unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company and OMR. The pro forma financial statements are for information purposes only and do not necessarily reflect future results of operations or what the results of operations would have been had the Company and OMR been operating as a combined entity for a specified period. The pro forma adjustments are based on the information and assumptions available at the time of the filing.

SS&C TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

March 31, 2004

	Historical		Pro Forma
	SS&C	Historical	Adjustments		Pro Forma
	Technologies	OMR Systems	(Note 2)		Combined

	(In thousands)
Current Assets:
Cash and cash equivalents	$30,974	$869	$(19,671	)(a)	$12,172
Investments in marketable securities	25,639	—	—		25,639
Accounts receivable, net	8,814	5,030	—		13,844
Prepaid expenses and other current assets	1,301	1,889	(1,618	)(f)	1,572
Deferred income taxes	570	153	—		723

Total current assets	67,298	7,941	(21,289)		53,950
Fixed assets, net	4,511	1,365	—		5,876
Deferred income taxes	6,338	429	—		6,767
Deferred charges and other	—	4,515	(4,223	)(f)	292
Goodwill	6,982	—	9,280	(c)	16,262
Other intangible assets, net	5,741	—	8,200	(b)	13,941

TOTAL ASSETS	$90,870	$14,250	$(8,032)		$97,088

Current Liabilities:
Accounts payable	$645	$480	$—		$1,125
Income taxes payable	1,152	9	—		1,161
Accrued employee compensation and benefits	1,584	1,145	—		2,729
Other accrued expenses	2,835	40	215	(d)	3,090
Deferred revenue	18,721	5,849	(1,520	)(e)	23,050

Total current liabilities	24,937	7,523	(1,305)		31,155
Deferred revenue	—	3,957	(3,957	)(e)	—
Commitments and contingencies
Stockholders’ equity:
Common stock	269	—	—		269
Additional paid-in capital	107,271	—	—		107,271
Group equity	—	2,770	(2,770	)(g)	—
Accumulated other comprehensive income	563	—	—		563
Retained earnings (deficit)	11,250	—	—		11,250

	119,353	2,770	(2,770)		119,353
Less: cost of common stock in treasury, 8,191 shares	53,420	—	—		53,420

Total stockholders’ equity	65,933	2,770	(2,770)		65,933

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$90,870	$14,250	$(8,032)		$97,088

See accompanying notes

SS&C TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2003

			Pro Forma
	Historical	Historical	Adjustments		Pro Forma
	SS&C Technologies	OMR Systems	(Note 3)		Combined

	(In thousands, except per share data)
Revenues	$65,531	$22,395			$87,926
Cost of revenues	20,426	19,899	$629(a	)	40,954
Operating expenses:
Selling, general & administrative	15,547	3,278	468(b	)	19,293
Research and development	11,180	—	—		11,180

Total operating expenses	26,727	3,278	468		30,473
Income (loss) from operations	18,378	(782)	(1,097)		16,499
Interest and other income (expense), net	959	—	(425	)(c)	534

Income (loss) before income taxes	19,337	(782)	(1,522)		17,033
Provision (benefit) for income taxes	7,541	(314)	(584	)(d)	6,643

Net income (loss)	$11,796	$(468)	$(938)		$10,390

Basic earnings per share	$0.63				$0.56
Basic weighted average number of common shares outstanding	18,617				18,617
Diluted earnings per share	$0.59				$0.52
Diluted weighted average number of common and common equivalent shares outstanding	19,832				19,832

SS&C TECHNOLOGIES, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2004

	Historical		Pro Forma
	SS&C	Historical	Adjustments		Pro Forma
	Technologies	OMR Systems	(Note 4)		Combined

	(In thousands, except per share data)
Revenues	$19,189	$5,818	$—		$25,007
Cost of revenues	6,114	4,817	157	(a)	11,088
Operating expenses
Selling, general and administrative	4,089	846	117	(b)	5,052
Research and development	2,956	—	—		2,956

Total operating expenses	7,045	846	117		8,008
Income (loss) from operations	6,030	155	(274)		5,911
Interest and other income (expense), net	151	—	(106	)(c)	45

Income (loss) before income taxes	6,181	155	(380)		5,956
Provision (benefit) for income taxes	2,411	62	(150	)(d)	2,323

Net income (loss)	$3,770	$93	$(230)		$3,633

Basic earnings per share	$0.20				$0.19
Basic weighted average number of common shares outstanding	18,687				18,687
Diluted earnings per share	$0.19				$0.18
Diluted weighted average number of common and common equivalent shares outstanding	20,201				20,201

SS&C TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA

COMBINED CONDENSED FINANCIAL STATEMENTS

Note 1 — The Transaction

       On April 12, 2004, SS&C Technologies, Inc. (the “Company”) purchased all the outstanding stock of OMR Systems Corporation and OMR Systems International, Ltd. (collectively, “OMR”), subsidiaries of ADP Financial Information Services, Inc. for a purchase price of $19.7 million cash (subject to purchase price adjustments for changes in working capital) plus an estimated $215,000 in costs of effecting the transaction.

       The purchase price of the acquisition was allocated to the fair value of assets and liabilities acquired as follows (in thousands):

Current assets	$6,323
Fixed assets	1,365
Other assets	721
Purchased technology	4,400
Intangible assets	3,800
Goodwill	9,280
Accounts payable and accrued expenses	(1,674)
Deferred revenues	(4,329)

$19,886

Note 2 — Unaudited Pro Forma Combined Condensed Balance Sheet

       The following adjustments were applied to the historical balance sheets of the Company and OMR at March 31, 2004 to arrive at the unaudited pro forma combined condensed balance sheet:

(a)	To record cash payment for the purchase of OMR	19,671
(b)	To record intangible assets of OMR at new fair value basis. Identified intangible assets consist of completed technology ($4,400), customer relationships ($3,400) and trade names ($400)	8,200
(c)	To record the goodwill from the purchase:	9,280
(d)	To record an accrual for estimated transaction costs	215
(e)	To adjust deferred revenue to the fair value of the liability related to the remaining legal obligation being assumed by the Company. The primary obligation assumed by the Company is to provide continuing support
	Current portion deferred revenue	(1,520)
	Long-term portion deferred revenue	(3,957)

		(5,477)
(f)	To adjust deferred costs, primarily deferred implementation costs, to fair value
	Current portion deferred costs	(1,618)
	Deferred costs	(4,223)

		(5,841)

(g)	To eliminate the group equity account of OMR	(2,770)

SS&C TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA

COMBINED CONDENSED FINANCIAL STATEMENTS — Continued

Note 3 —	Unaudited Pro Forma Combined Condensed Statement of Operations for the Year Ended December 31, 2003

       The following adjustments were applied to the historical statements of operations for the Company and OMR for the year ended December 31, 2003:

(a)	To record the following for the year ended December 31, 2003: Amortization of purchased technology from acquisition	629

		629
The amortization of purchased technology has been calculated based on a new fair value basis of $4,400, amortized over seven years, the estimated useful life of the technology.

(b)	To record the following for the year ended December 31, 2003: Amortization of acquired customer relationships & trade names	468

		468
The amortization of customer relationships and trade names has been calculated based on a new fair value basis of $3,800, amortized over estimated lives ranging from seven to nine years.

(c)	To record the following for the year ended December 31, 2003: Decrease in interest income related to use of $19.7 million in cash for the acquisition, using a 2.2% interest rate	425

		425
(d)	To record the following for the year ended December 31, 2003: Benefit for income taxes equal to 39% of OMR’s net loss, adjusted for pro forma entries	(584)

SS&C TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA

COMBINED CONDENSED FINANCIAL STATEMENTS — Continued

Note 4 —	Unaudited Pro Forma Combined Condensed Statement of Operations for the Three Months ended March 31, 2004

       The following adjustments were applied to the historical statements of operations for the Company and OMR for the the three months ended March 31, 2004:

(a)	To record the following for the three months ended March 31, 2004:
	Amortization of purchased technology from acquisition	157

		157
The amortization of purchased technology has been calculated based on a new fair value basis of $4,400, amortized over seven years, the estimated life of the technology.
(b)	To record the following for the three months ended March 31, 2004:
	Amortization of acquired customer relationships & tradenames.	117

		117
The amortization of customer relationships and tradenames has been calculated based on a new fair value basis of $3,800, amortized over estimated lives ranging from seven to nine years.
(c)	To record the following for the three months ended March 31, 2004:
	Decrease in interest income related to use of $19.7 million in cash for the acquisition, using a 2.2% interest rate	106

		106
(d)	To record the following for the three months ended March 31, 2004:
	Benefit for income taxes equal to 39% of OMR’s net loss, adjusted for pro forma entries.	(150)